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                                                                  Exhibit 99.3


                       AGREEMENT TO FILE JOINT STATEMENTS

         Agreement made this 3rd day of February, 1995 among Cooper Industries, Inc., CS Holdings Inc. and CS Holdings International Inc.

         Whereas, the parties hereto may be deemed to be the direct or indirect beneficial owners of the same equity securities for the purpose of the reporting requirements of Section 13(d) of the Securities and Exchange Act of 1934, as amended; and

         Whereas, the regulations promulgated under Section 13(d) permit the joining of such beneficial owners in the filing of a single statement reporting such ownership to the Securities and Exchange Commission ("Commission");

         Now, Therefore, in consideration of the mutual covenants herein contained, each of the parties agree as follows:

         1. In the event that any two or more of the parties hereto shall be deemed to be the direct or indirect beneficial owners of the same equity security required to be reported to the Commission, such parties may join together in the filing of a joint statement with respect to that security.

         2. With respect to each joint statement in which a party joins, each party acknowledges that (a) it will be eligible under applicable regulations of the Commission to join in the filing, (b) it will be responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, and (c) it will not be responsible for the completeness and accuracy of the information concerning the other parties making the filing, unless such party knows or has reason to believe that such information is inaccurate.

         3. The parties hereto consent to the inclusion of a copy of this agreement as an exhibit to any joint statement filed on behalf of them.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement by their duly authorized officers as of the date set forth above.

                              COOPER INDUSTRIES, INC.



                              By:  /s/ Diane K. Schumacher
                                   -----------------------------------
                                   Diane K. Schumacher
                                   Vice President, Administration
                                     and Corporate Secretary





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                           CS HOLDINGS INC.


                           By:  /s/ E. Daniel Leightman
                                -----------------------------------
                                E. Daniel Leightman
                                President


                           CS HOLDINGS INTERNATIONAL INC.


                           By:  /s/ E. Daniel Leightman
                                -----------------------------------
                                E. Daniel Leightman
                                President





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